Exhibit 10.21
FIRST AMENDMENT
TO
SEVENTH AMENDED AND RESTATED
CREDIT AGREEMENT
This First Amendment to Seventh Amended and Restated Credit Agreement (this “Amendment”) is entered into as of November 19, 2024, by and among ASTRONICS CORPORATION, a New York corporation (the “Borrower Representative”); the other Loan Parties party hereto; each Lender party hereto; and HSBC BANK USA, NATIONAL ASSOCIATION, as Agent, Swing Line Lender and Issuing Bank.
BACKGROUND
Borrower Representative, the other Borrowers, the Guarantors, the Agent, the Swing Line Lender and Lenders are parties to that certain Seventh Amended and Restated Credit Agreement, dated as of July 11, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), pursuant to which the Lenders provide the Borrowers with certain financial accommodations.
WHEREAS, pursuant to Section 9.14 of the Existing Credit Agreement, the Borrowers have requested that the Agent and the Required Lenders consent to certain amendments to the Existing Credit Agreement as set forth herein (as so amended, the “Amended Credit Agreement”).
WHEREAS, the Borrowers, the Guarantors, the Agent, and the Required Lenders have agreed, on the terms and conditions set forth herein, to amend the Existing Credit Agreement as set forth herein.
WHEREAS, pursuant to Section 9.14 of the Existing Credit Agreement, the Borrowers, the Guarantors, the Agent, and the Required Lenders have agreed that the amendments to the Existing Credit Agreement set forth herein only require the consent of the Required Lenders.
NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of the Borrowers under the Existing Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
1.    Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement.
472780/217907 - 8137173.8

2.    Amendments. Effective as of the First Amendment Effective Date, and subject to the terms and conditions set forth herein, the Existing Credit Agreement shall be amended as follows:
(a)    The definition of “Asset Sale” appearing in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
    “Asset Sale” - The sale, lease, transfer or other disposition (including by means of sale and lease-back transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of Borrower Representative or any Subsidiary) by the Company or any Subsidiary to any Person of the Company’s or such Subsidiary’s respective assets, including, without limitation, the sale of any Equity Interests in any Subsidiary; provided that the term Asset Sale specifically excludes (i) any sales, leases, transfers or other dispositions of inventory, or obsolete, worn-out or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business; (ii) any actual or constructive total loss of property or the use thereof, resulting from destruction, damage beyond repair or other rendition of such property as permanently unfit for normal use from any casualty or similar occurrence whatsoever; (iii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within ninety (90) days after the occurrence of such destruction or damage or such longer reasonable time period as determined under the Company’s plan of restoration or replacement for such property established within a ninety (90) day period after such occurrence provided such plan is acceptable to the Agent in its Permitted Discretion; (iv) the condemnation, confiscation or seizure of, or requisition of title to or use of any property; (v) in the case of any unmovable property located upon a leasehold, the termination or expiration of such leasehold; (vi) the issuance or sale of the Convertible Notes by the Company; or (vii) the performance by the Company of its obligations under the Convertible Notes.
(b)    The definition of “Equity Interests” appearing in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
    “Equity Interests” - With respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interests include the Convertible Notes or any other debt securities that are or by their terms may be convertible or exchangeable into equity unless and until actually converted or exchanged.
(c)    The definition of “Indebtedness” appearing in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
    “Indebtedness” - For any Person, at a particular date, without duplication (i) all indebtedness of such Person for borrowed money; (ii) all bonds, notes, debentures and similar debt securities of such Person; (iii) the deferred purchase price of capital assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, including, without limitation, earn-outs and similar contingent Consideration payable in cash in connection with any Permitted Acquisition to the extent required to be stated as a liability on the balance sheet of the acquiring Person in accordance with GAAP; (iv) the maximum amount available to be drawn on all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder; (v) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; (vi) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed; (vii) all Capital Lease Obligations of such Person; (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person; (ix) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations; (x) all net obligations of such Person under Hedge Agreements; (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts; (xii) the stated value, or liquidation value if higher, of all redeemable Equity Interests of such Person; and (xiii) all Guaranty Obligations of such Person (without duplication under clause (vi)); provided however that (v) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds that themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; (w) any Letter of Credit, where there are no outstanding reimbursement obligations with respect thereto and the bonds or other obligations supported by such Letter of Credit have been satisfied but the Letter of Credit has not yet been terminated in accordance with requirements of the issuer, shall not constitute Indebtedness; (x) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon; (y) the obligations of the Company under any Permitted Warrant Transaction shall not constitute Indebtedness so long as the terms of such Permitted Warrant Transaction provide for “net share settlement” (or substantially equivalent term) thereunder; and (z) the amount of the Convertible Notes shall be the aggregate stated principal amount thereof without giving effect to any obligation to pay cash or deliver shares with value in excess of such principal amount.
(d)    The definition of “Material Indebtedness” appearing in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
    “Material Indebtedness” - (x) Term Loan Debt, (y) Convertible Notes and (z) any other Indebtedness owing to a Person or Persons in a single transaction or related transactions (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedge Agreements entered into with a Person, of the Borrower and any Subsidiary in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Indebtedness, the principal amount of the obligations of any Person in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedge Agreement were terminated at such time.
(e)    The definition of “Unsecured Notes” appearing in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
    “Unsecured Notes” - Any senior unsecured notes or convertible senior unsecured notes of the Borrower or any Guarantor issued in a public offering, in reliance on Rule 144A or in another private placement transaction, in accordance with applicable securities laws, on terms and conditions customary in the market for such notes (including, without limitation, the Convertible Notes).
(f)    Section 1.1 of the Existing Credit Agreement is hereby further amended by inserting the following defined terms in their appropriate alphabetical order:
“Convertible Notes” - Any senior, unsecured Indebtedness of the Company that (i) as of the date of issuance thereof contains customary conversion or exchange rights and customary offer to repurchase rights for transactions of such type (in each case, as determined by the Company in its reasonable discretion) and (ii) is convertible into shares of common stock of the Company (or other securities or property following a merger event, reclassification or other change of the common stock of the Company), cash or a combination thereof (such amount of cash determined by reference to the price of the Company’s common stock or other securities or property), and cash in lieu of fractional shares of common stock of the Company.

“First Amendment” - That certain First Amendment to Seventh Amended and Restated Credit Agreement dated as of November 19, 2024 by and among the Loan Parties, each Lender party thereto and the Agent.
“First Amendment Effective Date” - As defined in the First Amendment.
(g)    Section 1.2 of the Existing Credit Agreement is hereby amended by inserting the following new sentence immediately following clause (a) thereof:
    “For the avoidance of doubt, and without limitation of the foregoing, the Convertible Notes shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof.”
(h)    Section 5.2(b) of the Existing Credit Agreement is hereby amended by deleting the reference to “Indebtedness under this Agreement or the Term Loan Credit Agreement” set forth in the last sentence thereof and inserting “Indebtedness under this Agreement, the Convertible Notes or the Term Loan Credit Agreement” in lieu thereof.
(i)    Section 5.2(c) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“(c)    promptly, after their preparation (i) copies of all such proxy statements, financial statements and reports which the Company sends to its stockholders, (ii) copies of all regular, periodic and special reports, as well as all registration statements, which the Company files with the Securities and Exchange Commission, (iii) copies of all reports and notices sent to the Term Loan Agent pursuant to the Term Loan Documents and (iv) copies of all material reports and notices sent to the holders of the Convertible Notes (or any trustee in respect of the Convertible Notes);”
(j)    Section 6.1 of the Existing Credit Agreement is hereby amended by deleting the reference to “Indebtedness under clause (b), (c), (e), (f), (h) or (i) of this Section 6.1” set forth in clause (k) thereof and inserting “Indebtedness under clause (b), (c), (e), (f), (h), (i) or (l) of this Section 6.1” in lieu thereof.
(k)    Section 6.1 of the Existing Credit Agreement is hereby further amended by (i) deleting the reference to “and” at the end of clause (j) thereof, (ii) deleting the period at the end of clause (k) thereof and inserting “, and” in lieu thereof and (iii) inserting the following new clause (l) immediately following clause (k) thereof:
“(l)    Convertible Notes in an aggregate principal amount not to exceed $175,000,000 at any time outstanding; provided however that, (i) the stated final maturity date of such Convertible Notes is at least five (5) years from the date of issuance and (ii) such Convertible Notes do not require any regularly scheduled payments of principal prior to the stated final maturity; provided further that the net cash proceeds of the Convertible Notes are promptly utilized to (i) first, repay in full the outstanding Term Loan Debt and (ii) second, repay the outstanding Revolving Loans (without a reduction of the Maximum Limit or Borrowers’ ability to reborrow Revolving Loans in accordance with the terms hereof) in an amount equal to the balance of such net cash proceeds (if any).”
(l)    Section 6.4 of the Existing Credit Agreement is hereby amended by (i) deleting the reference to “or” at the end of clause (c) thereof, (ii) deleting the period at the end of clause (d) thereof and inserting “, or” in lieu thereof and (iii) inserting the following new clause (e) immediately following clause (d) thereof:
“(e)    the Company may make (and any Subsidiary may make payments to the Company to enable the Company to do the same) any payments and/or deliveries required by the terms of, and otherwise perform its obligations under, the Convertible Notes (including, without limitation, making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries due upon conversion thereof), provided that with respect to each such payment and delivery, (x) such payment or delivery would not be prohibited by Section 6.1 or Section 6.6(d) and (y) only with respect to any such payment or delivery consisting of cash payments or deliveries due upon conversion or required repurchase, the Prepayment Conditions are satisfied.”
(m)    Section 6.6 of the Existing Credit Agreement is hereby amended by amending and restating clauses (b) and (c) thereof in their entirety as follows:
“(b)    Prepayment and Refinance of Other Debt, etc. After the Closing Date, the Company will not, and will not permit any Subsidiary to, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any Indebtedness of the Company or its Subsidiaries (other than (x) the Indebtedness and intercompany loans and advances among the Company and its Subsidiaries, (y) the Term Loan Debt, which shall be subject to sub-clause (c) hereof and (z) the Convertible Notes, which shall be subject to sub-clause (d) hereof) in excess of $2,500,000 in any twelve-month period unless the Prepayment Conditions are satisfied; provided that (a) the Company or any Subsidiary may incur Refinancing Indebtedness permitted by Section 6.1 (and repay Indebtedness with the proceeds thereof), and (b) the Company or any Subsidiary may make any such payment or prepayment or redemption or acquisition for value if any such payment or prepayment or redemption or acquisition for value is made with the proceeds of the sale of Equity Interests in the Company.
(c)    Voluntary Prepayments of Term Loan Debt. After the Closing Date, the Company will not, and will not permit any Subsidiary to, make any voluntary or optional prepayment of the Term Loan Debt, unless the Prepayment Conditions are satisfied; provided that, notwithstanding the foregoing (i) the Company or any Subsidiary may make any prepayment in connection with Refinancing Indebtedness in respect of the Term Loan Debt permitted by Section 6.1 (and repay Term Loan Debt with the proceeds thereof), (ii) the Company or any Subsidiary may make any such payment or prepayment or redemption or acquisition for value if any such payment or prepayment or redemption or acquisition for value is made with the proceeds of the sale of Equity Interests in the Company and (iii) the Company or any Subsidiary may make any prepayment of the Term Loan Debt permitted by Section 6.1(l).”
(n)    Section 6.6 of the Existing Credit Agreement is hereby further amended by inserting the following new clause (d) immediately following the existing clause (c) thereof:
“(d)    Voluntary Prepayments of the Convertible Notes; Amendments to Convertible Notes. After the First Amendment Effective Date, the Company will not, and will not permit any Subsidiary to, make any voluntary or optional prepayment or optional redemption or repurchase or acquisition for value of the Convertible Notes, unless the Prepayment Conditions are satisfied; provided that, notwithstanding the foregoing (i) the Company or any Subsidiary may make any prepayment in connection with Refinancing Indebtedness incurred in respect of the Convertible Notes that is permitted by Section 6.1 (and repay the Convertible Notes with the proceeds thereof), and (ii) the Company or any Subsidiary may make any such payment or prepayment or redemption or acquisition for value if any such payment or prepayment or redemption or acquisition for value is made with the proceeds of the sale of Equity Interests in the Company. The Company will not amend, restate, supplement or otherwise modify the Convertible Notes without the prior written consent of the Agent (acting at the direction of the Required Lenders) if any such amendment, restatement, supplement or other modification would be adverse to the Lenders in any material respect.”
(o)    Section 7.1 of the Existing Credit Agreement is hereby amended by amending and restating clause (g) thereof in in its entirety as follows:
“(g)    Cross Default Under Other Agreements. If the Loan Parties or any of their Material Subsidiaries shall (i) default in any payment with respect to any Material Indebtedness (other than this Agreement), and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; (ii) default in the observance or performance of any agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist (other than (x) any event or condition that permits holders of the Convertible Notes to convert such Indebtedness or (y) the conversion of the Convertible Notes, in either case, into common stock of the Parent (or other securities or property following a merger event, reclassification or other change of the common stock of the Company), cash or a combination thereof), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Material Indebtedness to become due prior to its stated maturity; or such Material Indebtedness of the Loan Parties or any of their Material Subsidiaries shall be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption), prior to the stated maturity thereof; or (iii) without limitation of the foregoing clauses, default in any payment obligation under a Designated Hedge Agreement, and such default shall continue after the applicable grace period, if any, specified in such Designated Hedge Agreement or any other agreement or instrument relating thereto.”
(p)    Section 7.1 of the Existing Credit Agreement is hereby further amended by deleting the reference to “Indebtedness under this Agreement or the Term Loan Credit Agreement” set forth in clause (m) thereof and inserting “Indebtedness under this Agreement, the Convertible Notes or the Term Loan Credit Agreement” in lieu thereof.
(q)    Section 7.1 of the Existing Credit Agreement is hereby further amended by inserting the following new clause (n) immediately following clause (m) thereof:
“(n)    Convertible Notes. The occurrence of a “fundamental change” or any other event or condition with respect to the Convertible Notes, that permits the holders of the Convertible Notes to require the Company to redeem or repurchase the Convertible Notes.”
3.    Conditions of Effectiveness. This Amendment shall become effective on the date each of the following conditions have been satisfied (such date, the “First Amendment Effective Date”); provided that such date shall occur on or prior to December 15, 2024 (the “Outside Date”), and if the First Amendment Effective Date does not occur on or prior to the Outside Date, this Amendment shall terminate and be of no further force and effect:
(a)    Agent’s receipt of a copy of this Amendment, executed by the Loan Parties, the Agent and Required Lenders.
(b)    Agent’s receipt of a certificate signed by an Authorized Officer of the Company certifying that the Company is issuing Convertible Notes in accordance with the terms of the First Amendment and will apply the net cash proceeds of the Convertible Notes in accordance with the terms of the First Amendment.
4.    Representations and Warranties. Each Loan Party represents and warrants as follows:

(a)    This Amendment has been duly authorized, executed and delivered by each Loan Party and constitutes the legal, valid and binding obligations of each Loan Party, enforceable against such Loan Party, in accordance with the terms hereof.
(b)    Upon the effectiveness of this Amendment, each Loan Party hereby reaffirms all covenants made in the Amended Credit Agreement and agrees that, after giving effect to this Amendment, all representations and warranties (except for those representations and warranties specifically made as of a prior date) shall be true and correct in all material respects (or in all respects with respect to any representation or warranty which by its terms is limited as to materiality, in each case, after giving effect to such qualification) on and as of the date hereof.
(c)    Both immediately before and after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.
5.    Effect on the Credit Agreement.
(a)    On and after the First Amendment Effective Date, each reference in the Existing Credit Agreement and the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement in accordance with this Amendment. This Amendment shall be a “Loan Document” for all purposes under the Amended Credit Agreement.
(b)    The Amended Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all applicable Obligations under the Loan Documents, in each case, as amended by this Amendment.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.
(d)    By its execution and delivery of this Amendment, (i) each Guarantor hereby consents to the execution, delivery and performance of this Amendment, including the effectiveness of the Amended Credit Agreement, and agrees that each reference to the Existing Credit Agreement in the Loan Documents shall, on and after the First Amendment Effective Date, be deemed to be a reference to the Amended Credit Agreement; (ii) each Guarantor hereby acknowledges and agrees that, after giving effect to this Amendment and the Amended Credit Agreement, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Amendment and the Amended Credit Agreement, are reaffirmed, and remain in full force and effect; and (iii) after giving effect to this Amendment, each Guarantor reaffirms each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Amended Credit Agreement and shall continue to secure the Secured Obligations (after giving effect to this Amendment and the Amended Credit Agreement), in each case, on and subject to the terms and conditions set forth in this Amendment and the Amended Credit Agreement, and the other Loan Documents. This Amendment and the Amended Credit Agreement shall not constitute a novation of the Existing Credit Agreement or any of the Loan Documents.
6.    Governing Law. This Amendment and the obligations of the parties hereto shall be construed under, and governed by, the internal laws of the State of New York without regard to principles of conflicts of law. The provisions of Sections 10.14 and 10.15 of the Amended Credit Agreement are incorporated herein mutatis mutandis, as if part hereof.
7.    Titles. Titles to the sections of this Amendment are solely for the convenience of the parties, and are not an aid in the interpretation of this Amendment or any part thereof.
8.    Counterparts; Facsimile. This Amendment may be executed in any number of counterparts and by the parties hereto in one or more counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
9.    Authorization. The Lenders party hereto hereby authorize the Agents to take such actions, including making filings and entering into agreements and any amendments or supplements to any Collateral Document, as may be necessary or desirable to reflect the intent of this Amendment.
10.    Severability. In case of one or more of the provisions contained in this Amendment shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
[Remainder of page left intentionally blank. Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

ASTRONICS CORPORATION, as a Borrower and Borrower Representative

By: /s/ David C. Burney
Name:     David C. Burney
Title:    Executive Vice President – Finance

ASTRONICS ADVANCED ELECTRONIC SYSTEMS CORP., as a Borrower

By: /s/ David C. Burney
Name:     David C. Burney
Title:    Secretary and Treasurer

ASTRONICS TEST SYSTEMS INC., as a Borrower

By: /s/ David C. Burney
Name:     David C. Burney
Title:    Secretary and Treasurer

ASTRONICS AEROSAT CORPORATION, as a Borrower

By: /s/ David C. Burney
Name:     David C. Burney
Title:    Secretary and Treasurer
[Signature Page to First Amendment to Seventh A&R Credit Agreement]

ASTRONICS CONNECTIVITY SYSTEMS & CERTIFICATION CORP., as a Borrower

By: /s/ David C. Burney
Name:     David C. Burney
Title:    Secretary and Treasurer

LUMINESCENT SYSTEMS, INC., as a Borrower

By: /s/ David C. Burney
Name:     David C. Burney
Title:    Secretary and Treasurer

PECO, INC., as a Borrower

By: /s/ David C. Burney
Name:     David C. Burney
Title:    Secretary and Treasurer

DIAGNOSYS HOLDINGS INC., as a Borrower

By: /s/ David C. Burney
Name:     David C. Burney
Title:    Secretary and Treasurer
[Signature Page to First Amendment to Seventh A&R Credit Agreement]

ASTRONICS DME LLC, as a Borrower

By:     /s/ David C. Burney
Name:     David C. Burney
Title:    Secretary and Treasurer

DIAGNOSYS INC., as a Borrower

By:    /s/ David C. Burney
Name:     David C. Burney
Title:    Secretary and Treasurer

ASTRONICS AIR II LLC, as a Borrower

By: ASTRONICS CORPORATION, its sole member

By:    /s/ David C. Burney
Name:     David C. Burney
Title:    Executive Vice President – Finance

[Signature Page to First Amendment to Seventh A&R Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION,
as Agent

By:     /s/ Ershad Sattar
Name:    Ershad Sattar
Title:    Senior Vice President

[Signature Page to First Amendment to Seventh A&R Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION,
as Swingline Lender, a Lender and Issuing Bank

By:    /s/ Richard J. Brown
Name:    Richard J. Brown
Title:    Senior Vice President
[Signature Page to First Amendment to Seventh A&R Credit Agreement]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:    /s/ JT Jacus
Name:     JT Jacus
Title:     Sr. VP

[Signature Page to First Amendment to Seventh A&R Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:    /s/ Todd Poulson
Name:    Todd Poulson
Title:     Vice President
[Signature Page to First Amendment to Seventh A&R Credit Agreement]

WEBSTER BUSINESS CREDIT, A DIVISION OF WEBSTER BANK, N.A., as a Lender

By:    /s/ Christopher Savoca
Name:    Christopher Savoca
Title:     Director
[Signature Page to First Amendment to Seventh A&R Credit Agreement]

BANK HAPOALIM B.M., as a Lender

By: /s/ Michael Gorman
Name: Michael Gorman
Title: SVP

By: /s/ Kenneth Hanabergh
Name: Kenneth Hanabergh
Title: FVP

[Signature Page to First Amendment to Seventh A&R Credit Agreement]